As filed with the Securities and Exchange Commission on September 16, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Ste. 101, Northville, MI	48167
(Address of Principal Executive Offices)	(Zip Code)

AMERIGON INCORPORATED 2011 EQUITY INCENTIVE PLAN

(Full title of the plan)

Daniel R. Coker, President and CEO

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

(Name and address of agent for service)

(248) 504-0500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller-reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, without par value	850,000 shares(1)	$12.86	$10,931,000	$1,269.09

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding Common Stock.
(2)	The proposed maximum offering price per share was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. This estimate is based upon the average of the high and low prices of the Common Stock, as quoted on The NASDAQ Global Select Market, on September 14, 2011, which was $12.86.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Amerigon Incorporated 2011 Equity Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in this registration statement:

1. Our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. Our Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2011 and June 30, 2011 filed with the SEC pursuant to the Exchange Act.

3. Our Current Reports on Form 8-K filed with the SEC on January 5, 2011, February 28, 2011, March 22, 2011, March 30, 2011, March 31, 2011, April 1, 2011, May 4, 2011, May 13, 2011, May 17, 2011, June 1, 2011, June 28, 2011, June 29, 2011, July 29, 2011, August 2, 2011, August 4, 2011, August 18, 2011, and August 26, 2011 (Film No.: 111058085).

4. The description of our shares of Common Stock included in our registration statement on Form SB-2 (File No. 33-61702-LA) effective June 10, 1993, as filed with the SEC pursuant to the Securities Act, under the caption “Description of Securities” on pages 37 through 38 of the Prospectus and incorporated by reference into our initial registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Furthermore, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Honigman Miller Schwartz and Cohn LLP has provided an opinion on the validity of the securities being registered in this registration statement, a copy of which is filed as an exhibit hereto.

Item 6.	Indemnification of Directors and Officers.

Our Articles of Incorporation (our “Articles”) authorize us, and our Bylaws require us, to the maximum extent permitted by the Michigan Business Corporations Act (the “MBCA”), to indemnify each of our officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of our Company. Our Articles and Bylaws authorize us, to the maximum extent permitted by the MBCA, to indemnify each of our other agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of our Company. For purposes of our Bylaws, an “agent” of our Company includes any person who is or was a director, officer, employee or other agent of our Company; or is or was serving at the request of our Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a predecessor corporation of our Company or of another enterprise at the request of such predecessor corporation.

Our Articles provide that, to the full extent permitted by the MBCA, or any other applicable laws presently or hereafter in effect, no director of our Company shall be personally liable to the Company or our shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.

Under Sections 561-571 of the MBCA, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders. In particular, Section 561 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit, or proceeding brought to enforce this mandatory indemnification.

The foregoing statements are subject to the detailed provisions of the MBCA, our Articles and our Bylaws.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit

4.1	Restated Articles of Incorporation of Amerigon Incorporated, dated August 24, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2011.

4.2	Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2009, as amended by the Amendment to Rights Agreement, dated March 30, 2011, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2011.

4.3	Bylaws of Amerigon Incorporated, dated March 23, 2005, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2005.

4.4	First Amendment to Bylaws of the Company incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed March 20, 2007.

4.5	The Amerigon Incorporated 2011 Equity Incentive Plan, incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the SEC on May 20, 2011.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.

23.3*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on September 16, 2011.

AMERIGON INCORPORATED

By:	/s/ Daniel R. Coker
Name: Daniel R. Coker Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of AMERIGON INCORPORATED, a Michigan corporation (the “Company”), hereby constitutes and appoints Daniel R. Coker and Barry G. Steele, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company’s Common Stock pursuant to the Amerigon Incorporated 2011 Equity Incentive Plan and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date:

/s/ Daniel R. Coker Daniel R. Coker	Director, President and Chief Executive Officer (Principal Executive Officer)	September 16, 2011

/s/ Barry G. Steele Barry G. Steele	Chief Financial Officer & Secretary (Principal Accounting and Financial Officer)	September 16, 2011

/s/ Oscar B. Marx, III Oscar B. Marx, III	Chairman of the Board	September 16, 2011

/s/ Lon E. Bell, Ph.D. Lon E. Bell, Ph.D.	Director	September 16, 2011

/s/ Francois J. Castaing Francois J. Castaing	Director	September 16, 2011

/s/ John M. Devine John M. Devine	Director	September 16, 2011

/s/ Maurice E.P. Gunderson Maurice E.P. Gunderson	Director	September 16, 2011

/s/ Carlos Mazzorin Carlos Mazzorin	Director	September 16, 2011

/s/ James J. Paulsen James J. Paulsen	Director	September 16, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Restated Articles of Incorporation of Amerigon Incorporated, dated August 24, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2011.

4.2	Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2009, as amended by the Amendment to Rights Agreement, dated March 30, 2011, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2011.

4.3	Bylaws of Amerigon Incorporated, dated March 23, 2005, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2005.

4.4	First Amendment to Bylaws of the Company incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed March 20, 2007.

4.5	The Amerigon Incorporated 2011 Equity Incentive Plan, incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed with the SEC on May 20, 2011.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.

23.3*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).

*	Filed herewith.